Exhibit 10.6

WAIVER AND RELEASE OF THE AMENDED & RESTATED
MANAGEMENT STABILITY AGREEMENT

Tesoro Corporation (the “Company”) and Don J. Sorensen (collectively, the “Parties”) entered into an Amended & Restated Management Stability Agreement executed on December 31, 2008 and attached hereto as “Attachment A” (the “Agreement”). In consideration for the Company’s agreement to allow Sorensen to participate in its Executive Severance and CIC Plan, Sorensen hereby waives and releases any and all rights and benefits he may have had under the Agreement (including, but not limited to any severance payments, benefits, and service credit to him). Accordingly, each Party agrees that the Agreement is hereby terminated, and that each Party waives and releases any rights or obligations it may have had under the Agreement.

This Waiver and Release constitutes the entire agreement between the Parties and cancels and supersedes all other agreements between the Parties which may have related to the subject matter contained in the Agreement, including the Agreement itself.

Employee:	Don J. Sorensen

Date

Company:	Tesoro Corporation

	By Gregory J. Goff	Date
Chairman, President & Chief Executive Officer